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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements pertaining to the 1986 Stock Options Plan (Form S-8 No. 33-44306), the 1991 Employee Stock Purchase Plan and 1988 Nonqualified Stock Option Plan for Non-Employee Directors of Gundle/SLT Environmental, Inc. (Form S-8 No. 33-44531), the Gundle/SLT Environmental, Inc. Amended and Restated 1995 Incentive Stock Plan (Form S-8 No. 333-01759), the Gundle/SLT Environmental, Inc. Amended and Restated 1995 Incentive Stock Plan (Form S-8 No. 333-63466), and the Gundle/SLT Environmental, Inc. 1996 Nonqualified Stock Option Plan for Non-Employee Directors (Form S-8 No. 333-23299), and the Registration Statement (Form S-3 No. 333-27735) of Gundle/SLT Environmental, Inc., and in the related Prospectus of our report dated January 28, 2002, with respect to the consolidated financial statements of Gundle/SLT Environmental, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.



                                        /s/ Ernst & Young LLP

Houston, Texas
February 27, 2002